Exhibit 15.1

Assentsure PAC UEN – 201816648N 180B Bencoolen Street #03-01 The Bencoolen Singapore 189648 http://www.assentsure.com.sg

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form F-3 (file no. 333-281314) of our report dated April 30, 2026, with respect to the consolidated financial statements of Digital Currency X Technology Inc. and its subsidiaries (formerly known as Chijet Motor Company, Inc.) , appearing in this Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ Assentsure PAC

Singapore

April 30, 2026